Exhibit 99.1


              Access National Reports Record Q3 and YTD Net Income


    RESTON, Va.--(BUSINESS WIRE)--Oct. 19, 2006--Access National Corporation (NASDAQ:ANCX), holding company for Access National Bank, reported 2006 third quarter net income reached a record high of $1.9 million, compared to $1.7 million in 2005, up 11%. Net income for the nine month period ended September 30, 2006 also reached a record level of $5.3 million, a 25% increase compared to $4.2 million reported in 2005.

    The strong growth in basic earnings helped off-set the effects on earnings per share of a 38% increase in the common shares outstanding. During the most recent period the company completed a public offering of 2.3 million shares which resulted in net proceeds of approximately $20 million. Diluted earnings per share for the quarter ending September 30, 2006 were $0.17, compared to $0.18 per share for the same period of 2005. Diluted earnings per share for the first nine months of 2006 were $0.53 compared to $0.45 for the same period of 2005, an increase of 18%.

    Return on average assets and average equity for the trailing 12 month period through September 30, 2006 was 1.25% and 18.91% respectively, compared to 1.14% and 17.97% on a year over year basis.

    Third quarter 2006 earnings climbed primarily as a result of continued growth in earning assets. At September 30, 2006 loans held for investment totaled $417 million, up 18% from $353 million at September 30, 2005. Total assets increased 17% to $617 million due mainly to the growth in loans and the investment portfolio. Total deposits increased by 29% to $473 million. The portfolio of investment securities available for sale grew by 49% to $107 million. Mortgage origination volume for the first nine months of 2006 was $706 million, 6% lower than the $752 million in loans originated in the first nine months of 2005.

    Net interest income for the nine months ending September 30, 2006 was $13.3 million, up 21% from $11.0 million earned in the same period of 2005.

    The allowance for loan losses totaled $5.4 million as of September 30, 2006 compared to $4.8 million at the period ended September 30, 2005. The allowance for loan losses as a percentage of outstanding loans held for investment at September 30, 2006 was 1.3% compared to 1.4% at September 30, 2005. For the second consecutive quarter, non-performing assets were zero.

    A summary of the operating performance and financial condition for the reporting period is attached.

    Access National Corporation is the parent company of Access National Bank, an independent, nationally chartered bank. The Bank, established in December 1999, serves the business community in the Washington D.C. Metropolitan area with a full suite of financial services and an emphasis on electronic banking. Additional information is available on our website at www.AccessNationalBank.com. The shares of Access National Corporation are traded on the NASDAQ Global Market under the symbol "ANCX".

    This press release contains "forward-looking statements" within the meaning of the federal securities laws. These statements may be identified by the use of words such as "may", "could", "expect", "believe", anticipate", "intend", "plan" or variations thereof. These forward-looking statements may contain information related to those matters such as the Company's intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company's operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward looking statements, please refer to the Company's Annual Report on Form 10-K and other SEC filings.



                     Access National Corporation
                       Selected Financial Data
                (In Thousands, Except for Share Data)

                                          Sep 30      Sep 30   Percent
At period end (unaudited)                  2006       2005     Change
----------------------------------------------------------------------

Assets                                    $617,366   $526,573      17%
Loans held for investment                  417,268    352,974      18%
Loans held for sale                         55,713     55,571       0%
Investment securities (at fair value)      106,542     71,741      49%
Earning assets                             591,590    501,315      18%
Deposits                                   473,461    366,702      29%
Shareholders' equity                        58,276     29,831      95%
Mortgage loan originations                 705,880    751,591      -6%
Averages (TTM)
   Average assets                          559,042    437,246      28%
   Average loans held for investment       384,085    299,635      28%
   Average earning assets                  538,850    415,876      30%
   Average interest bearing liabilities    443,702    331,748      34%
   Average shareholders' equity             36,898     27,625      34%
Net income (YTD)                             5,330      4,248      25%
Net income (TTM)                             6,979      4,964      41%
Common shares outstanding               11,004,785  7,951,902      38%
Book value per share                         $5.30      $3.75      41%
Earnings per share (YTD)
   Basic                                     $0.61      $0.54      13%
   Diluted                                   $0.53      $0.45      18%
Average outstanding shares (YTD)
   Basic                                 8,773,268  7,924,172      11%
   Diluted                              10,112,357  9,421,536       7%
Return on average assets (TTM)                1.25%      1.14%     10%
Return on average equity (TTM)               18.91%     17.97%      5%
Net interest margin (YTD)                     3.21%      3.39%     -5%
Allowance for loan losses                   $5,394     $4,841      11%
Allowance for loan losses/loans held
 for investment                               1.29%      1.37%     -6%
Nonperforming assets                             -      1,409    -100%
Nonperforming assets/loans held for
 investment                                   0.00%      0.40%   -100%
Net charge-offs to average loans (YTD)        0.00%      0.00%      -

(TTM - Trailing Twelve Months)

Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005




                     Access National Corporation
                      Consolidated Balance Sheet

                                                Sep 30     December 31
                                             ------------ ------------
                                                2006         2005
                                             ------------ ------------
(In Thousands)                                (unaudited)
-------------------------------------------- ------------ ------------

ASSETS

  Cash and due from banks                        $13,457       $9,854

  Interest bearing balances                       11,030       13,329

  Securities available for sale, at fair
   value                                         106,542       87,771

  Loans held for sale                             55,713       45,019

  Loans held for investment net of allowance
   for loan losses of $5,394 and $5,215
   respectively                                  411,874      364,518

  Premises, equipment and land                     9,551        9,650

  Other assets                                     9,199        6,909

                                             ------------ ------------
    Total assets                                $617,366     $537,050
                                             ============ ============

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Non-interest bearing deposits                  $90,346      $81,034

  Savings and interest bearing deposits          125,186      149,094

  Time deposits                                  257,929      189,501
                                             ------------ ------------

    Total deposits                               473,461      419,629

  Short-term borrowings                           52,042       48,196

  Long-term borrowings                            18,625       21,786

  Subordinated debentures                         10,311       10,311

  Other liabilities and accrued expenses           4,651        5,943

                                             ------------ ------------
    Total liabilities                            559,090      505,865
                                             ------------ ------------

SHAREHOLDERS' EQUITY
  Common stock $0.835 par value; 60,000,000
   authorized; issued and outstanding,
   11,004,785 and 7,956,556 shares
   respectively                                    9,189        6,644

  Surplus                                         28,338        9,099

  Retained earnings                               21,433       16,227

  Accumulated other comprehensive income
   (loss)                                           (684)        (785)

                                             ------------ ------------
    Total shareholders' equity                    58,276       31,185
                                             ------------ ------------

                                             ------------ ------------
    Total liabilities and shareholders'
     equity                                     $617,366     $537,050
                                             ============ ============

  Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005




                     Access National Corporation
                 Consolidated Statement of Operations

                                    Three        Nine         Nine
                                   Months       Months       Months
                                   Ended        Ended        Ended
                                   09/30/06     09/30/06     09/30/05
(In Thousands Except for
 Share Data)                     (unaudited)  (unaudited)  (unaudited)
------------------------------- ------------ ------------ ------------

INTEREST INCOME
  Interest and fees on loans         $9,285      $25,259      $17,612

  Interest on federal funds
   sold & bank balances                  94          282          175

  Interest on securities              1,191        3,450        1,761
                                ------------ ------------ ------------
    Total interest income            10,570       28,991       19,548

INTEREST EXPENSE
  Interest on deposits                4,398       11,423        6,186

  Interest on other borrowings        1,343        4,237        2,400
                                ------------ ------------ ------------
    Total interest expense            5,741       15,660        8,586
                                ------------ ------------ ------------
    Net interest income               4,829       13,331       10,962

Provision for loan losses                 -          173          822
                                ------------ ------------ ------------
Net interest income after
 provision for loan losses            4,829       13,158       10,140

NONINTEREST INCOME
  Service charges and fees               91          247          183

  Gain on sale of loans               4,832       13,264       18,283

  Other Income                        2,329        6,458        6,209
                                ------------ ------------ ------------
    Total noninterest income          7,252       19,969       24,675

NONINTEREST EXPENSE
  Salaries and benefits               4,940       14,489       15,770

  Occupancy and equipment               506        1,495        1,697

  Other operating expense             3,839        9,110       10,829
                                ------------ ------------ ------------
    Total noninterest expense         9,285       25,094       28,296
                                ------------ ------------ ------------
Income before income tax              2,796        8,033        6,519

Income tax expense                      895        2,703        2,271
                                ------------ ------------ ------------
NET INCOME                           $1,901       $5,330       $4,248
                                ============ ============ ============

Earnings per common share:
Basic                                 $0.19        $0.61        $0.54
                                ============ ============ ============
Diluted                               $0.17        $0.53        $0.45
                                ============ ============ ============

Average outstanding shares:
Basic                            10,080,708    8,773,268    7,924,172
Diluted                          11,141,358   10,112,357    9,421,536


Note 1: Prior periods have been restated to reflect a 2 for 1 stock split that occurred 12-23-2005




    CONTACT: Access National Corporation
             Michael Clarke, 703-871-2100